UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2005

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan	48034

(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events

On May 26, 2005, Lear Corporation (“Lear”) issued a press release announcing that a $30 million verdict was rendered on Wednesday, May 25, 2005 against Lear in a case pending in the U.S. District Court for the Eastern District of Michigan. As previously reported in Lear’s public filings, on January 29, 2002, Seton Company, one of Lear’s leather suppliers, filed a suit alleging that Lear had breached a purported agreement to purchase leather from Seton for seats for the life of the General Motors GMT 800 program.

As a result of the verdict, Lear currently expects to record a net charge of approximately $0.25 per share to second quarter 2005 net income. The impact resulting from the verdict is not reflected in Lear’s previously announced financial guidance.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
Number	Description
Exhibit 99.1	Press Release issued by Lear Corporation on May 26, 2005, filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
May 27, 2005	By:	Date:/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release issued by Lear Corporation on May 26, 2005, filed herewith.

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